SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2015

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION.

(Exact name of Company as specified in its charter)

Florida	0-53698	27-1116025
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Chase Bank Building 150 SE 2nd Ave, Suite 403 Miami, Florida 33131
(Address of principal executive offices)
(800) 670-0448
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement

On June 5, 2015, Technology Applications International, Corporation (the “Company”) entered into and closed a securities purchase agreement (the “St. George SPA”) with St. George Investments LLC (“St. George”), pursuant to which the Company issued, sold to St. George a convertible promissory note in the principal amount of $110,000 (the “St. George Note”) for a purchase price of $100,000, and granted to St. George a number of warrants (St. George Warrants”) that are equal to $55,000, divided by the Conversion Price, with an exercise price of $1.00 that have an expiration date which is the last calendar day of the month in which the first anniversary of the Issue Date occurs. The St. George Note is convertible into the Company’s common stock at a conversion price equal to 62% of the lowest closing bid price of the common stock for the twenty trading days prior to conversion. Repayment of the St. George Note is due one year from the date of issuance. The St. George Note accrues interest at the rate of 8% per year, due at maturity. The Company may prepay the St. George Note, upon five days written notice and subject to the optional prepayment amount of 125% multiplied by the then outstanding balance on the St. George Note.

A copy of the St. George SPA, St. George Warrants and St. George Note are filed herewith, as Exhibits 10.01, 10.02, 10.03 and are incorporated herein by this reference.

The foregoing summary description of the St. George SPA, St. George Warrants and the St. George Note are not complete and are qualified in their entirety by reference to the full text of the St. George SPA, St. George Warrants and the St. George Note. The St. George SPA, St. George Warrants and the St. George Note also contain customary events of default. For further information regarding the terms and conditions of the St. George SPA, St. George Warrants and the St. George Note, this reference is made to such agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

               The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02 - Unregistered Sales of Equity Securities.

               The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

ITEM 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

               Effective June 11, 2015, the Company, with the approval from the Financial Industry Regulatory Authority (“FINRA”) has, changed its name to “Rejuvel Bio-Sciences, Inc.” As a result, the name of the Company will now be Rejuvel Bio-Sciences, Inc., which will better reflect our current business plan and assist us in branding our products.

ITEM 9.01 - Financial Statements and Exhibits

Exhibit 10.01 –	Stock Purchase Agreement by and between the Company and St. George Investments, LLC, dated June 5, 2015.
Exhibit 10.02 –	Convertible Note by and between the Company and St. George Investments, LLC, dated June 5, 2015.
Exhibit 10.03 –	Warrant Agreement by and between the Company and St. George Investments, LLC, dated June 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION
Date: June 11, 2015 By: /s/ Charles J. Scimeca Charles J. Scimeca President and CEO